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                                                                    EXHIBIT 23.1
                       [PRICE WATERHOUSE LLP LETTERHEAD]

                                                                       [LOGO]
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 of Chemical Banking Corporation (Registration No. 333-01415) of our report dated January 16, 1996 appearing on page 42 of the Annual Report on Form 10-K of Chemical Banking Corporation for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
New York, New York
March 21, 1996